Exhibit 99.1

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

of Adgero Biopharmaceuticals Holdings, Inc. and Subsidiary

We have audited the accompanying consolidated financial statements of Adgero Biopharmaceuticals Holdings, Inc. and subsidiary (a Delaware corporation) and Subsidiary, which comprise the consolidated balance sheets as of December 31, 2019 and 2018, and the related consolidated statements of operations, stockholders’ equity, and cash flows for the years then ended, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Adgero Biopharmaceuticals Holdings, Inc. and subsidiary as of December 31, 2019 and 2018, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman & Company

Somerset, New Jersey

April 9, 2020

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,
	2019	2018
ASSETS
Current Assets:
Cash and cash equivalents	$1,298,789	$513,526
Certificates of deposit	450,071	3,013,492
Prepaid expenses	6,396	10,421

Total current assets	1,755,256	3,537,439
Property and equipment, net	199,858	226,629
Other assets	18,078	18,078

Total Assets	$1,973,192	$3,782,146

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$150,718	$276,530
Accrued expenses	638,914	598,310

Total current liabilities	789,632	874,840

Total Liabilities	789,632	874,840

Commitments and Contingencies (Note 4)

Stockholders’ Equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized and no shares issued and outstanding	—	—
Common stock, $0.0001 par value, 50,000,000 shares authorized and 6,762,537 shares issued and outstanding at December 31, 2019 and 2018, respectively	676	676
Additional paid-in capital	16,161,175	16,113,413
Accumulated deficit	(14,978,291)	(13,206,783)

Total Stockholders’ Equity	1,183,560	2,907,306

Total Liabilities and Stockholders’ Equity	$1,973,192	$3,782,146

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF OPERATIONS

	For the year ended December 31,
	2019	2018
Operating expenses:
Research and development	$1,004,504	$2,261,895
General and administrative	782,829	1,450,972

Total operating expenses	1,787,333	3,712,867

Loss from operations	(1,787,333)	(3,712,867)

Other income (expense):
Interest income	46,429	63,607
Registration rights penalties	(30,604)	(157,843)
Gain on receipt of insurance proceeds	—	2,000,000

Total other income	15,825	1,905,764

Net Loss	$(1,771,508)	$(1,807,103)

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY

	Common Shares		Additional Paid-in	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Equity
Balances at December 31, 2017	6,762,537	$676	$15,595,489	$(11,399,680)	$4,196,485
Stock-based compensation expense	—	—	517,924	—	517,924
Net loss	—	—	—	(1,807,103)	(1,807,103)

Balances at December 31, 2018	6,762,537	$676	$16,113,413	$(13,206,783)	$2,907,306
Stock-based compensation expense	—	—	47,762	—	47,762
Net loss	—	—	—	(1,771,508)	(1,771,508)

Balances at December 31, 2019	6,762,537	$676	$16,161,175	$(14,978,291)	$1,183,560

See Notes to the Consolidated Financial Statements.

ADGERO BIOPHARMACEUTICALS HOLDINGS, INC.

AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the year ended December 31,
	2019	2018
Cash Flows from Operating Activities:
Net loss	$(1,771,508)	$(1,807,103)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	47,762	517,925
Depreciation expense	26,771	26,630
Changes in operating assets and liabilities:
Prepaid expenses and other assets	4,025	19,382
Accounts payable	(125,812)	(375,575)
Accrued expenses	40,604	(366,776)

Net cash used in operating activities	(1,778,158)	(1,985,517)

Cash Flows from Investing Activities:
Purchase of certificates of deposit	—	(1,750,000)
Proceeds from maturity of certificates of deposit	2,563,421	3,836,508
Purchase of property and equipment	—	(106,454)

Net cash provided by Investing activities	2,563,421	1,980,054

Net increase (decrease) in cash and cash equivalents	785,263	(5,463)
Cash and cash equivalents at beginning of period	513,526	518,990

Cash and cash equivalents at end of period	$1,298,789	$513,527

1. Organization

Nature of Business and Liquidity

Adgero Biopharmaceuticals Holdings, Inc. (“Holdings”), incorporated in Delaware on October 26, 2015, wholly owns Adgero Biopharmaceuticals, Inc. (“Adgero”) which was incorporated in Delaware on November 16, 2007 (collectively, the “Company”). The Company is a biopharmaceutical company, focused on the development of photodynamic therapy, for the treatment of rare, unmet medical needs, specifically orphan cancer indications. The Company is headquartered in Princeton, New Jersey.

The Company is devoting substantially all of its efforts towards research and development of its photodynamic therapy and raising capital. The Company has not generated any product revenue to date.

The Company has financed its operations to date primarily through the issuance of its common stock, common stock warrants, convertible notes and loans from stockholders. The Company expects to continue to incur net losses in the foreseeable future.

As of December 31, 2019, the Company had cash and cash equivalents of $1,298,789 and holds short-term certificates of deposit totaling, in the aggregate, $450,071. Although the Company has incurred recurring losses, the Company expects its cash and cash equivalents and certificates of deposit as of December 31, 2019 to be sufficient to fund operations for at least the next twelve months from the issuance date of these consolidated financial statements.

The Company will need to continue to raise funds until it is able to generate revenues from operations sufficient to fund its development and commercial operations. The Company cannot be certain that additional funding will be available on acceptable terms, or at all, in which case it may have to significantly delay, scale back or discontinue the development and/or commercialization of its product. The Company may also be required to (a) seek collaborators for its product at an earlier stage than otherwise would be desirable and on terms that are less favorable than might otherwise be available; or (b) relinquish or otherwise dispose of rights to technology or its product that the Company would otherwise seek to deploy or commercialize.

2. Summary of Significant Accounting Policies

Basis of Presentation and Consolidation

The Company’s consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and include the accounts of Holdings and Adgero. Significant inter-company account balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of these financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. The Company bases its estimates and judgments on historical experience and on various other assumptions that it believes are reasonable under the circumstances. The amounts of assets and liabilities reported in the Company’s balance sheets and the amounts of expenses reported for each of the periods presented are affected by estimates and assumptions, which are used for, but not limited to, fair value calculations for equity securities, establishing valuation allowances for deferred taxes, and the recovery of deferred costs. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. All cash and cash equivalents are held in United States financial institutions.

2. Summary of Significant Accounting Policies  (continued)

Certificates of Deposit

As of December 31, 2019 and 2018, the Company holds certificates of deposit (“CDs”) totaling, in the aggregate, $450,071 and $3,013,492, respectively, with original maturities ranging from five months to nine months. The CDs had a weighted average interest rate of 1.83% per annum as of December 31, 2019.

Property and Equipment, net

Property and equipment are stated at cost, net of accumulated depreciation, which is recorded commencing at the in-service date using the straight-line method at rates sufficient to charge the cost of depreciable assets to operations over their estimated useful lives, which range from 3 to 7 years.

Stock-Based Compensation

The Company expenses stock-based compensation to employees over the requisite service period based on the estimated grant-date fair value of the awards and forfeiture rates.

For stock-based compensation awards to non-employees, prior to the adoption of ASU 2018-07 on January 1, 2019, the Company remeasured the fair value of the non-employee awards at each reporting period prior to the vesting and finally at the vesting date of the award. Changes in the estimated fair value of these non-employee awards were recognized as compensation expense in the period of the change. Subsequent to the adoption of ASU 2018-07, the Company recognizes non-employee compensation costs over the requisite service period based on a measurement of fair value for each stock award.

The Company estimates the fair value of stock option grants using the Black-Scholes option pricing model. The Black-Scholes model requires the use of assumptions which determine the fair value of stock-based awards, including the option’s expected term and the price volatility of the underlying stock. The assumptions used in calculating the fair value of stock-based awards represents management’s best estimates and involve inherent uncertainties and the application of management’s judgement. Under FASB ASC Topic No. 718, compensation expense related to stock-based payments to employees and directors is recorded over the requisite service period based on the grant date fair value of the awards. The grant date value of performance-based equity awards is recognized over the service period, so long as completion of the performance criteria is deemed to be probable. Compensation previously recorded for unvested equity awards that are forfeited is reversed upon forfeiture.

Advertising Costs

Advertising costs are expensed as they are incurred. There were no advertising costs incurred for the years ended December 31, 2019 and 2018.

Research and Development Expenses

Research and development costs are expensed as incurred. Advance payments for goods and services that will be used in future research and development activities are expensed when the activity has been performed or when the goods have been received rather than when the payment is made. Upfront and milestone payments due to third parties that perform research and development services on the Company’s behalf will be expensed as services are rendered or when the milestone is achieved.

Research and development costs primarily consist of personnel related expenses, including salaries, benefits, travel, and other related expenses, stock-based compensation, payments made to third parties for license and milestone costs related to in-licensed products and technology, payments made to third party contract research organizations for preclinical and clinical studies, investigative sites for clinical trials, consultants, the cost of acquiring and manufacturing clinical trial materials, costs associated with regulatory filings, laboratory costs and other supplies.

2. Summary of Significant Accounting Policies  (continued)

Costs incurred in obtaining technology licenses are charged to research and development expense if the technology licensed has not reached commercial feasibility and has no alternative future use. The licenses purchased by the Company require substantial completion of research and development, regulatory and marketing approval efforts to reach commercial feasibility and has no alternative future use.

Concentrations of Credit Risk

Financial instruments which potentially subject the Company to credit risk consist principally of cash and cash equivalents and CDs. All cash and cash equivalents are held in United States financial institutions which, at times, exceed federally insured limits. The Company manages their purchases of CDs such that it keeps its exposure to any single bank to be under the federally insured limits. The Company has not recognized any losses from credit risks on such accounts. The Company believes it is not exposed to significant credit risk on cash, cash equivalents and CDs.

Income Taxes

Income taxes are recorded in accordance with ASC 740, Income Taxes (“ASC 740”), which provides for deferred taxes using an asset and liability approach. The Company recognizes deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred tax assets and liabilities are determined based on the difference between the financial statement and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Valuation allowances are provided, if based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740. When uncertain tax positions exist, the Company recognizes the tax benefit of tax positions to the extent that the benefit would more likely than not be realized assuming examination by the taxing authority. The determination as to whether the tax benefit will more likely than not be realized is based upon the technical merits of the tax position as well as consideration of the available facts and circumstances. The Company has no uncertain tax positions as of December 31, 2019 and 2018 that qualify for either recognition or disclosure in the financial statements under this guidance.

The Company’s policy is to classify assessments, if any, for tax related interest as interest expense and penalties as general and administrative expenses in the consolidated statements of operations. There were no amounts accrued for interest or penalties for the years ended December 31, 2019 and 2018.

Financial Instruments

Financial instruments, which include cash and cash equivalents, CDs, accounts payable and accrued expenses are carried at cost, which management believes approximates fair value due to the short-term nature of these instruments.

2. Summary of Significant Accounting Policies  (continued)

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants at the measurement date. Assets and liabilities that are measured at fair value are reported using a three-level fair value hierarchy that prioritizes the inputs used to measure fair value. This hierarchy maximizes the use of observable inputs and minimizes the use of unobservable inputs. The three levels of inputs used to measure fair value are as follows:

●	Level 1 — Unadjusted quoted prices in active markets that are assessable at the measurement date for identical, unrestricted assets or liabilities.

●	Level 2 — Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability; and

●	Level 3 — Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Recently Issued Accounting Standards

In August 2018, the FASB issued ASU 2018-13, Fair Value Measurement (Topic 820), — Disclosure Framework — Changes to the Disclosure Requirements for Fair Value Measurement, which makes a number of changes meant to add, modify or remove certain disclosure requirements associated with the movement amongst or hierarchy associated with Level 1, Level 2 and Level 3 fair value measurements. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early adoption is permitted upon issuance of the update. The Company does not expect the adoption of this guidance to have a material impact on its financial statements.

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”). ASU 2016-02 requires an entity to recognize assets and liabilities arising from a lease for both financing and operating leases. ASU 2016-02 will also require new qualitative and quantitative disclosures to help investors and other financial statement users better understand the amount, timing, and uncertainty of cash flows arising from leases. ASU 2016-02 is effective for fiscal years beginning after December 15, 2020, with early adoption permitted. The Company does not believe that ASU 2016-02 will be material as it currently does not have any operating leases that extend beyond December 31, 2020.

In December 2019, the FASB issued ASU No. 2019-12, “Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (“ASU 2019-12”), which is intended to simplify various aspects related to accounting for income taxes. ASU 2019-12 removes certain exceptions to the general principles in Topic 740 and clarifies and amends existing guidance to improve consistent application. This guidance is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020, with early adoption permitted. The Company is currently evaluating the impact of this standard on its consolidated financial statements and related disclosures.

3. Property and Equipment

At December 31, 2019 and 2018, property and equipment, net consisted of the following:

	Estimated Useful Life (in years)	December 31, 2019	December 31, 2018
Computer equipment	3	$44,475	$44,475
Furniture and fixtures	7	39,570	39,570
Leasehold improvements	3	16,698	16,698
Construction in Progress		172,017	172,017

Total property and equipment		272,760	272,760
Less: accumulated depreciation		(72,903)	(46,131)

Property and equipment, net		$199,857	$226,629

Depreciation expense amounted to $26,771 and $26,630 for the years ended December 31, 2019 and 2018, respectively. Depreciation expense is reflected in general and administrative expenses in the consolidated statements of operations.

4. Commitments and Contingencies

Legal Matters

The Company is not currently subject to any material legal proceedings; however, the Company may from time to time become a party to various legal proceedings arising in the ordinary course of the Company’s business.

Contingent Milestone Payments

In connection with an asset purchase agreement with Miravant Medical Technologies (“Miravant”) dated November 26, 2012, and amended on May 12, 2014, the Company is subject to the following contingent milestone payments as of December 31, 2019:

a)	Payments of $300,000 in cash or an equivalent amount of stock, at the Company’s sole discretion, upon the sooner of (1) the next equity financing after a “non-exploratory” clinical trial or (2) the commencement of a clinical trial intended to be used as a definitive study for market approval in any country;

b)	Payment of $700,000 in cash or an equivalent amount of stock, at the Company’s sole discretion, upon the grant of the first regulatory approval of a product; and

c)	Royalty equity to six percent (6%) on net sales during the Royalty Term.

The purchase was accounted for as an asset acquisition. Contingent consideration in an asset acquisition is generally recognized when it is probable that a liability has incurred, and the amount can be reasonably estimated. None of the milestone payments were accrued for at the time of acquisition as it was not probable that a liability had been incurred. The milestones payments have not yet been achieved as of the date of these consolidated financial statements.

Lease Agreement

In December 2016, a three-year lease commenced on office space in Princeton. New Jersey. Basic rent in connection with the lease is $3,962 per month. The Company entered into an amendment to expand the leased office space which will become effective May 15, 2017. Basic rent in connection with the lease amendment is $6,419 per month.

The lease is scheduled to terminate in May 2020. Future minimum payments under this lease agreement, as amended, are $32,095 for the period from January 1, 2020 through May 31, 2020.

5. Income Taxes

As of December 31, 2019 and 2018, the Company had available federal net operating loss carryforwards (“NOLs”) of approximately $10,490,000 and $8,800,000 respectively, and state NOLs of approximately $9,536,000 and $7,844,000, respectively, which are available to offset future federal and state taxable income, if any, and which expire between 2027 and 2036. The utilization of these NOLs is subject to limitations based on past and future changes in ownership of the Company pursuant to Internal Revenue Code Section 382. The Company has determined that an ownership change occurred for Internal Revenue Code Section 382 purposes. As a result of this ownership change, the ability of the Company to utilize its NOLs may be limited. Federal tax returns for the years 2015, 2016 and 2017 remain subject to audit.

5. Income Taxes  (continued)

The tax effects of temporary differences that give rise to significant portions of the deferred tax asset is presented below:

	December 31,
	2019	2018
Deferred tax asset
Net operating loss carryforward	$2,842,159	$2,373,563
Stock-based compensation	478,395	468,365
Research credits	79,908	79,908

Total deferred tax assets	3,400,462	2,921,836
Valuation Allowance	(3,400,462)	(2,921,836)

Deferred tax asset, net of allowance	$—	$—

ASC 740, “Income Taxes” requires that a valuation allowance be established when it is “more likely than not” that all, or a portion of, deferred tax assets will not be realized. A review of all available positive and negative evidence needs to be considered, including the scheduled reversal of deferred tax liabilities, projected future taxable income, and tax planning strategies. After consideration of all the information available, management believes that uncertainty exists with respect to future realization of its deferred tax assets and has, therefore, established a full valuation allowance as of December 31, 2019 and 2018. The net change in valuation allowance for the years ended December 31, 2019 and 2018 was an increase of approximately $482,000 and $456,000, respectively.

The income tax (provision) benefit consists of the following:

	For the years ended December 31,
	2019	2018
Current
Federal	$—	$—
State	—	—
Deferred
Federal	(355,264)	(209,866)
State	(123,362)	(66,949)
Valuation allowance	478,626	276,815
Income tax provision expense	$—	$—

6. Equity

Authorized Capital

Holdings has 60,000,000 shares of authorized capital stock, including 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. No preferred stock has been designated to date.

Equity Incentive Plan

On January 8, 2016, the Holdings’ Board and stockholders adopted the 2016 Equity Incentive Plan (“2016 Plan”), which has a ten-year life for granting awards and initially reserved 750,000 shares of common stock for awards, which increased to 15% of the quantity of the Company’s outstanding common stock, on a fully diluted basis, immediately following the final closing of the 2016 Units Offering, up to a maximum of 2,000,000 shares. Beginning January 1, 2017 and annually thereafter, the maximum shares will be increased by 6% of the

Holdings’ common stock outstanding at that time. Shares of common stock issued under the 2016 Plan may either be authorized but unissued Holdings’ common stock or shares held in Holdings’ treasury. As of December 31, 2019, (i) the Company has 2,122,826 shares of common stock authorized for awards granted under the 2016 Plan; (ii) options to purchase an aggregate of 1,003,937 shares of common stock were outstanding under the 2016 Plan; and (iii) 25,000 shares of common stock were issued as restricted stock grants pursuant to the 2016 Plan. Accordingly, as of December 31, 2019, 1,093,889 shares are reserved and currently available for future grants under the 2016 Plan.

Awards granted under the 2016 Plan may be incentive stock options (they must meet all statutory requirements), non-qualified stock options, stock appreciation rights, restricted stock, stock units, performance shares, performance units, incentive bonus awards, and other cash-based or stock-based awards. Pursuant to the 2016 Plan, stock options must expire within 10 years and must be granted with exercise prices of no less than the fair value of the common stock on the grant date, as determined by the Board of Directors.

6. Equity  (continued)

Registration Rights Agreement

In connection with the 2016 Units Offering, the Company entered into a registration rights agreement (as amended, the “Registration Rights Agreement”). The Registration Rights Agreement required the Company to file with the SEC a registration statement covering the resale of the shares of common stock held by the Investors (the “Investor Shares”) and certain of the Investor Warrants, issued in the 2016 Units Offering, as well as the shares of common stock underlying the Replacement Warrants and the warrant issued to a 2015 Convertible Note holder whose note was not included in the 2016 Units Offering (together with the Investor Shares and the Investor Warrants, the “Registrable Securities”).

If the registration statement is not declared effective on or before the Effectiveness Deadline, the Company will be required to pay to each holder of Registrable Securities purchased in the 2016 Units Offering an amount in cash equal to one-half of one percent (0.5%) of such holder’s investment amount on every 30 day anniversary of such Effectiveness Deadline until such failure is cured. The maximum aggregate amount of payments to be made by the Company as a result of such failure, shall be an amount equal to 6% of each holder’s investment amount. Additionally, the Company is required to pay interest on the unpaid payments in the amount of 2% per annum. The Registration Statement was not declared effective by the Effectiveness Deadline of April 2, 2017 and continues to not be effective as of December 31, 2019 and these financial statements were issued. As a result, the Company believes it is probable that it will incur $598,309 and $628,913 as of December 31, 2018 and 2019, respectively. Pursuant to ASC 450-20 “Loss Contingencies”, the Company accrued the non-compliance penalties and it is included in Accrued liabilities on the Consolidated Balance Sheet at December 31, 2019 and 2018.

Restricted Stock

A summary of restricted stock activity for the year ended December 31, 2019 is presented below:

	Number of Shares	Weighted Average Grant Date Fair Value
Nonvested at December 31, 2017	35,000	$2.82
Granted	—	—
Forfeited	(10,000)	2.82
Vested	—	—

Nonvested at December 31, 2018	25,000	$2.82
Granted	—	—
Vested	—	—
Nonvested at December 31, 2019	25,000	$2.82

Stock Options

The fair value of each employee and non-employee stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. The Company is a private company and lacks company-specific historical and implied volatility information. Therefore, it estimates its expected stock volatility based on the historical volatility of a publicly traded set of peer companies. Due to the lack of historical exercise history, the expected term of the Company’s stock options for employees has been determined utilizing the “simplified” method for awards. The expected term of stock options granted to non-employees is equal to the contractual term of the option award. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the award. Expected dividend yield is zero based on the fact that the Company has never paid cash dividends and does not expect to pay any cash dividends in the foreseeable future.

6. Equity  (continued)

In applying the Black Scholes option pricing model, the Company used the following assumptions for stock options granted in 2018, there were no options granted in 2019:

For the Year Ended December 31, 2018
Risk free interest rate	2.83%
Expected term	10.00
Expected volatility	102.6%-103.3%
Expected dividends	0.00%

For the year ended December 31, 2019, the Company recognized stock-based compensation of $47,762 related to stock option grants, of which a credit of $34,154 is included in research and development expenses, and $81,916 is included in general and administrative expenses in the consolidated statement of operations. For the year ended December 31, 2018, the Company recognized stock-based compensation of $517,924 related to stock option grants, of which $192,882 is included in research and development expenses, and $325,042 is included in general and administrative expenses in the consolidated statement of operations. As of December 31, 2019, there was $27,163 of unrecognized stock-based compensation related to stock option grants that will be amortized over a weighted average period of one year.

A summary of stock options activity for the years ended December 31, 2019 and 2018 is presented below:

	Stock Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2017	1,197,271	$5.00	6.7
Granted	215,000	5.00	9.3
Forfeited	(173,334)	5.00	—
Outstanding as of December 31, 2018	1,238,937	$5.00	6.8
Granted	—	—	—
Forfeited	(235,000)	5.00	—
Outstanding as of December 31, 2019	1,003,937	$5.00	5.5

Warrants

A summary of warrant activity for the years ended December 31, 2019 and 2018 is presented below:

	Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Life (in years)
Outstanding as of December 31, 2017	1,470,092	$5.00	3.29
Exercised	—	—
Outstanding as of December 31, 2018	1,470,092	$5.00	2.29
Exercised	—	—	—
Outstanding as of December 31, 2019	1,470,092	$5.00	1.29

7. Gain on Receipt of Insurance Proceeds

The Company maintained a $2,000,000 term life insurance policy on the Company’s chief executive, for the benefit of the Company. In April 2018, the Company received death benefit proceeds of $2,000,000 under the policy. The benefit received is recognized as a non-operating gain in the consolidated statements of operations.

8. Subsequent Events

Management has evaluated subsequent events through the date the consolidated financial statements were available to be issued.